CHARTERED
ACCOUNTANTS
MacKay LLP

Exhibit 16.1

July 10, 2006

Securities and Exchange Commission
Division of Corporation Finance
Mail Stop 7010
Washington, DC 20549

Re: Quest Oil Corporation

Gentlemen:

We have read the Form 8-K dated June 30, 2006 of Quest Oil Corporation, and are in agreement with the statements contained in Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K dated June 30, 2006.

Yours very truly,

“Mackay, LLP”

Mackay, LLP
Chartered Accountants